                                                              EXHIBIT 11(i)
                                     Form of Opinion and Consent of Counsel

                         MAYER, BROWN, ROWE & MAW

                               1675 BROADWAY

                       NEW YORK, NEW YORK 10019-5820

                             -----------------

Oppenheimer Trinity Core Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have acted as counsel for  Oppenheimer  Main Street Fund, a series of  Oppenheimer  Main Street  Funds,  Inc., a Maryland  Corporation  ("Main
Street Fund"),  in connection  with the  transactions  contemplated by that certain  Agreement  and Plan of  Reorganization  dated as of April 17, 2003
(the  "Agreement")  by  and  between  Main  Street  Fund,  and  Oppenheimer
Trinity Core Fund, a Massachusetts business trust ("Trinity Core Fund").

      We  are  rendering  this  opinion  pursuant  to  Section  11C  of the
Agreement.  Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

      In rendering our opinion,  we have made such legal  examinations  and inquiries  and  examined  such  documents,  as we have deemed  necessary or
appropriate   for  the  purposes  of  rendering   this  opinion.   In  such
examination,  we have assumed the  authenticity of all documents  submitted to us as originals and the  conformity to original  documents of all copies submitted  to us as  certified,  conformed  or  photostatic  copies and the authenticity  of the  originals of such latter  documents.  In  connections with the opinions  expressed  herein,  we have relied as to factual matters on  representations  made by Main Street Fund in the Agreement and in other documents,  instruments  and  certificates  delivered  to us in  connection with the  transactions  contemplated by the Agreement.  We have also relied upon  certificates  of public  officials  and  officers of Main Street Fund and  upon  other  information  we  have  obtained  in  the  course  of  our representation  of Main Street  Fund in  connection  with the  transactions contemplated by the Agreement.  Anything to the contrary  contained  herein notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business or assets of Main Street  Fund,  our opinion is based  solely on the  business,  assets,  agreements,  contracts,  judgments,  orders and decrees  actually known to those lawyers  currently  members of or employed by  our  firm  or  identified  by  officers  of  Main  Street  Fund  in the
Agreement and in other documents,  instruments and  certificates  delivered to us in connection  with the  transactions  contemplated by the Agreement, without any independent examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Main Street Fund is a corporation  duly organized,  validly  existing and in good  standing  under the laws of the State of  Maryland  with full power to carry on its  business as  described in its charter and now being conducted and to enter into and perform the Agreement.

2.    All action  necessary to make the Agreement,  according to its terms, valid,  binding and  enforceable  upon Main Street Fund in accordance with  its  terms,  and  to  authorize  effectively  the  transactions contemplated by the Agreement have been taken by Main Street Fund.

3.    The  Agreement  has been duly  authorized,  executed and delivered by
      Main Street  Fund,  and,  assuming  that the  Registration  Statement complies  with the  Securities  Act of 1933,  as  amended  (the "1933
      Act"),  the  Securities  Exchange Act of 1934,  as amended (the "1934
      Act") and the  Investment  Company Act of 1940, as amended (the "1940
      Act")   and   the    regulations    thereunder   and   assuming   due
      authorization,  execution  and  delivery of the  Agreement by Trinity
      Core Fund,  is a valid and binding  obligation  of Main Street  Fund, enforceable  against Main Street Fund, in accordance  with its terms,
      subject    as   to    enforcement    to    bankruptcy,    insolvency,
      reorganization,  moratorium,  fraudulent  conveyance  and other  laws relating  to or  affecting  creditors  rights and to  general  equity principles  (regardless of whether  considered in a proceeding in law or in equity),  equitable  defenses and the  discretion  of the court before which any proceeding for specific  performance,  injunction or other forms of equitable relief may be brought.

4.    The  execution  and  delivery  of the  Agreement  did  not,  and  the consummation  of the  transactions  contemplated  thereby  will  not, violate Main Street Fund's Declaration of Trust or By-laws.

5.    To our knowledge,  no consent,  approval,  authorization  or order of any  court or  governmental  authority  of the  United  States or any state is  required  for the  consummation  by Main Street Fund of the transactions  contemplated  in the  Agreement,  except  such  as have been  obtained  under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

6.    The shares of Main  Street Fund to be issued in  accordance  with the
      Agreement are duly  authorized  and, when issued,  sold and delivered to Trinity Core Fund, in  accordance  with the terms of the Agreement against payment  therefore,  will be duly and validly  issued,  fully paid and non-assessable.

      We are  members  of the bar of the State of New York and  express  no opinion as to the laws of any  jurisdiction  other than the federal laws of the  United  States of  America  and the laws of the State of New York.  In particular,  we do not hold  ourselves  out as qualified  to practice  with respect to the laws of the State of  Maryland  and,  to the extent that the opinions  expressed herein relate to the laws of the State of Maryland,  we
have  relied   exclusively,   with  your  consent,   upon  the  opinion  of
____________,  dated  ______________  and our opinions set forth herein are subject to all  limitations,  exceptions  and  qualifications  contained in such  opinion  as if set  forth  herein in full.  Further,  we  express  no opinion as to the state securities or blue sky laws of any jurisdiction.

      Our  opinion  is based on and  limited to the  current  status of the law,  and is subject in all  respects  to,  and may be limited  by,  future rules,  regulations and legislation,  as well as developing case law. We do not  undertake  to notify any  person of changes in facts or law  occurring or coming to our attention after the delivery of this opinion.

                                          Very truly yours